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                                                                      EXHIBIT 11


                            RTW, INC. AND SUBSIDIARY
    STATEMENT REGARDING COMPUTATION OF BASIC AND DILUTED NET INCOME PER SHARE


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                                                                                           FOR THE SIX
                                                       FOR THE THREE MONTHS ENDED:         MONTHS ENDED
                                                        MARCH 31,         JUNE 30,            JUNE 30,
                                                          1999             1999                 1999
                                                     ---------------  ----------------   -----------------
BASIC WEIGHTED AVERAGE SHARES OUTSTANDING                12,231,668        12,307,781          12,269,725

STOCK OPTIONS
     Options at $  5.81                                      15,183                --               7,592
     Options at $  5.00                                      20,509            12,127              16,318
     Options at $  4.75                                       2,326             1,525               1,926
     Options at $  4.75                                          --            16,318               8,159
     Options at $  4.38                                      30,902            23,457              27,180
     Options at $  2.67                                      16,449             1,992               9,221
     Options at $  2.00                                      19,187                --               9,593
                                                     ---------------  ----------------   -----------------

DILUTED WEIGHTED AVERAGE SHARES OUTSTANDING              12,336,224        12,363,200          12,349,714
                                                     ---------------  ----------------   -----------------
                                                     ---------------  ----------------   -----------------

NET INCOME ($000'S)                                          $1,233            $1,487              $2,720
                                                     ---------------  ----------------   -----------------
                                                     ---------------  ----------------   -----------------
NET INCOME PER SHARE:
     BASIC INCOME PER SHARE                                   $0.10             $0.12               $0.22
                                                     ---------------  ----------------   -----------------
                                                     ---------------  ----------------   -----------------
     DILUTED INCOME PER SHARE                                 $0.10             $0.12               $0.22
                                                     ---------------  ----------------   -----------------
                                                     ---------------  ----------------   -----------------


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